                                                              EXHIBIT 10(iii).7


                  SECOND AMENDMENT TO THE OPERATING PERFORMANCE
                BONUS PLAN FOR EXECUTIVE OFFICERS OF SAFEWAY INC.

        Safeway Inc. (the "Company"), a corporation organized under the laws of the State of Delaware, by resolution of its Board of Directors has adopted this Second Amendment to The Operating Performance Bonus Plan for Executive Officers of Safeway Inc. (the "Plan") pursuant to Section 9.2 of the Plan, effective as of October 7, 1997.

      1. The second sentence of Section 2.1 of the Plan is hereby amended in its entirety to read as follows:

               "Achievement of specified levels above the performance target will result in an award not to exceed 120% of Base Compensation, paid in accordance with Article III."

      2. The second sentence of Section 2.2 of the Plan is hereby amended to read in its entirety as follows:

               "Achievement of specified levels above the performance target described under Section 2.1 will result in bonus awards not to exceed 40% for some and up to 120% of other Executive Officers' Base Compensation, as previously established by the Committee."

      3. Section 3.2 of the Plan is hereby amended to read in its entirety as follows:

               "Section 3.2 - Timing of Payment. Unless otherwise directed by the Committee, each bonus award shall be paid as soon as practicable after the end of the fiscal year to which such bonus award relates."


                              * * * * * * * * *


        I hereby certify that the foregoing Second Amendment to the Plan was duly adopted by the Board of Directors of Safeway Inc. as of October 7, 1997.

        Executed on this _____ day of _________________ , 1997.


                                           -------------------------------------
                                            Assistant Secretary

             THIRD AMENDMENT TO THE OPERATING PERFORMANCE BONUS PLAN
                     FOR EXECUTIVE OFFICERS OF SAFEWAY INC.


        Safeway Inc. (the "Company"), a corporation organized under the laws of the State of Delaware, by resolution of its Board of Directors has adopted this Third Amendment to The Operating Performance Bonus Plan for Executive Officers of Safeway Inc. (the "Plan") pursuant to Section 9.2 of the Plan, effective as of March 10, 1998.

        1. Section 1.1 of the Plan is hereby amended in its entirety to read as follows:

           Section 1.1 - Base Compensation. "Base Compensation" shall mean the Participant's regular weekly base salary rate, excluding moving expenses, bonus pay and other payments which are not considered part of regular weekly salary rate, multiplied by the number of weeks the Participant is eligible, including up to six weeks of Paid Leave of Absence. Any changes in the Participant's regular weekly base salary rate effected during the fiscal year shall be taken into account, on a proportionate basis, in computing any bonus award for the fiscal year.

        2. Section 2.1 of the Plan is hereby amended to read in its entirety as follows:

           Section 2.1 - CEO. For each fiscal year the Section 162(m) Committee of the Board (the "Committee") shall establish a performance target which shall include three components of overall Company performance:
           (i) identical store sales, (ii) operating profit and (iii) working capital. Achievement of specified levels above the performance target will result in an award not to exceed 120% of Base Compensation, up to a maximum of $1.5 million, paid in accordance with Article III. Prior to the payment of a bonus award the Committee must certify the level of performance attained by the Company during the year to which such bonus award relates.

        3. Section 2.2 of the Plan is hereby amended to read in its entirety as follows:

           Section 2.2 - Executive Officers. Each Executive Officer (including the Senior Vice President - Supply, but excluding the CEO) is eligible for this bonus award. Achievement of specified levels above the performance target described under Section 2.1 will result in bonus awards not to exceed 30% for some and up to 120% of other Executive Officers' Base Compensation, as previously established by the CEO, up to a maximum bonus award of $1.5 million, paid in accordance with Article III. At the CEO's discretion, however, the CEO may reduce the amount payable to any Executive Officer.

           Prior to the payment of a bonus award the Committee must certify in writing the level of performance attained by the Company during the year to which such bonus award relates.

        4. Section 2.3 is hereby amended to read in its entirety as follows:

           Section 2.3 - Senior Vice President - Supply. For each fiscal year the Committee shall establish a performance target which shall include four components of performance for the Supply Division: (i) total Supply Division income, (ii) plant performance, (iii) Glencourt income contribution and (iv) working capital turnover. Achievement of specified levels above the performance target will result in an award not to exceed 55% of Base Compensation, up to a maximum of $550,000, paid in accordance with Article III. Prior to the payment of a bonus award the Committee must certify in writing the level of performance attained by the Supply Division during the year to which such bonus relates.

                                 * * * * * * * * *

        I hereby certify that the foregoing Third Amendment to the Plan was duly adopted by the Board of Directors of Safeway Inc. as of March 10, 1998.


        Executed on this _____ day of _________________ , 1998.



                                            ------------------------------------
                                            Assistant Secretary